As filed with the Securities and Exchange Commission on February 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Patria Investments Limited

(Exact Name of Registrant as specified in its charter)

The Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Nexus Way, 4th Floor

Camana Bay, PO Box 757, KY1-9006

Grand Cayman, Cayman Islands

+1 345 640 4900

(Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

Patria Investments Limited Long-Term Incentive Plan

(Full title of the plans)

Patria Investments US LLC

601 Lexington Avenue, 55th floor

New York, NY 10022

+1 (646) 313 6222

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Manuel Garciadiaz

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, Patria Investments Limited (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional Class A common shares, par value US$0.0001 per share, for issuance under the Patria Investments Limited Long-Term Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on November 28, 2022 (Registration No. 333-268577), February 26, 2024 (Registration No. 333-277375) and February 20, 2025 (Registration No. 333-285091).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	20-F Annual Report of the Registrant for the year ended December 31, 2024 (Registration No. 001-39911), filed with the Commission on May 15, 2025;

(b)	(b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2024; and

(c)	(c) The description of the Registrant’s share capital, contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-39911), dated January 19, 2021, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number
4.1	Amended and Restated Memorandum and Articles of Association of Patria Investments Limited (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form F-1, Amendment No. 3, filed with the Commission on January 19, 2021 (Registration No. 333-251823)).
5.1*	Opinion of Walkers (Cayman) LLP, Cayman Islands Counsel of Patria, as to the validity of the securities being registered.
23.1*	Consent of Deloitte Touche Tohmatsu Auditores Independentes Ltda.
23.2*	Consent of Walkers (Cayman) LLP, Cayman Islands Counsel of Patria (included in Exhibit 5.1)
24*	Powers of Attorney (included on signature page)
99.1	Patria Investments Limited Long-Term Incentive Plan (incorporated herein by reference to Exhibit 99 of the Registrant’s Registration Statement on Form S-8, filed with the Commission on February 20, 2025 (Registration No. 333-285091))
107*	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 2nd day of March, 2026.

Patria Investments Limited
By:	/s/ Alexandre T. de A. Saigh
Name:	Alexandre T. de A. Saigh
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Alexandre T. de A. Saigh and Ana Cristina Russo, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Patria Investments Limited to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alexandre T. de A. Saigh	Senior Managing Partner, Director & Chief Executive Officer	March 2, 2026
Alexandre T. de A. Saigh	(Principal Executive Officer)

/s/ Ana Cristina Russo	Chief Financial Officer	March 2, 2026
Ana Cristina Russo	(Principal Financial and Accounting Officer)

/s/ Olimpio Matarazzo Neto	Chairman of the Board and Director	March 2, 2026
Olimpio Matarazzo Neto

/s/ Sabrina Bridgett Foster	Director	March 2, 2026
Sabrina Bridgett Foster

/s/ Pablo Echeverría Benítez	Director	March 2, 2026
Pablo Echeverría Benítez

/s/ Jennifer Anne Collins	Director	March 2, 2026
Jennifer Anne Collins

/s/ Daniel Rizardi Sorrentino	Director	March 2, 2026
Daniel Rizardi Sorrentino

/s/ Glen George Wigney	Director	March 2, 2026
Glen George Wigney

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement or amendment thereto on the 2nd day of March, 2026.

Ana Cristina Russo
Authorized U.S. Representative

By:	/s/ Ana Cristina Russo
Name:	Ana Cristina Russo